Exhibit 10.10

常州恒茂电源科技有限公司
Changzhou Hengmao Power Battery Technoogy Co., Ltd.

Cooperation Agreement on Power Lithium Battery Lease

Place of Signing: Changzhou, Jiangsu
Contract No.: CZHM20191228-6020M
Date: December 28, 2019

Leasee (Party A): Zheng Xiao-Ying

ID Card No.: 440811198707100322

Address: No. 52, Minzhu Street, Taiping Town, Mazhang District, Zhanjiang, Guangdong Province

Tel.: 13924547360

Lessor (Party B): Changzhou Hengmao Power Battery Technology Co., Ltd.

Address: Room 506, Building A, Dalian University of Technology, Changzhou Science and Education Town, Changzhou, Jiangsu Province

Tel.: 0519-86223321

Contact Person: Chen Heng-long

Party A and Party B reach the following terms and conditions on power lithium battery lease through friendly negotiation based on the principle of good faith, free will, cooperation and mutual benefits:

I. Product name, model and rent:

Serial No.	Product Name	Model	Rent (RMB/month/pack)
1	Lithium battery pack	EM-6020M	RMB80

II. Period of lease: January 1, 2020 - December 31, 2020

III. Quality standards

(1) Party B shall provide qualified power lithium battery products in line with the factory standards and China national standard to Party A;

(2) Party A shall use the battery correctly according to Party B's requirements. Where any product of Party B is damaged due to improper use of Party A, Party A shall bear the cost as specified in Article VIII (or agreed by and between both parties); where the product provided by Party B has quality problems, Party B shall have the obligation to repair or replace it unconditionally.

IV. Service commitment during the term of lease:

(1) Changzhou Hengmao Power Battery Technology Co., Ltd. shall directly provide services to the lease point. If there is any quality problem after the contract is signed, the lessor shall provide on-site service within 24 hours.

(2) Changzhou Hengmao Power Battery Technology Co., Ltd. shall provide support with original accessories (paid /free of charge), and the details will be discussed by and between both parties;

(3) Special performance services shall be provided, and where the power capacity is less than 70%, the product shall be replaced (with no limit on time of use).

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常州恒茂电源科技有限公司
Changzhou Hengmao Power Battery Technoogy Co., Ltd.

V. Handover and acceptance: The handover and acceptance will be carried out in the place where Party A is located, and the acceptance time is 7 days;

VI. Settlement method:

(1) The number of delivery notes signed by and between both parties at the end of each month shall be checked, and Party A shall pay the rent for the previous month before the 5th day in each month.

(2) Where Party A fails to make payment more than 7 days after the agreed deadline, Party B shall have the right to take back all the batteries leased to Party A, and Party A shall bear the losses arising therefrom.

(3) Where the product of Party B has any quality problem, Party A shall reserve the right to terminate this agreement at its own discretion. Within three working days after the termination of this agreement, both parties shall settle the rent for the current month.

(4) After the termination of the contract, Party B shall reserve the right to take back all the batteries. Where Party A finds that any battery is damaged or lost, Party B shall have the obligation to make compensation to Party A according to the compensation clause in Article VIII.

VII. Mode of Payment: cash or telegraphic transfer.

Account No.: 8350 0188 0000 8162 3

Opening Bank: Changzhou University Town Sub-Branch of Bank of Jiangsu

Account Name: Changzhou Hengmao Power Battery Technology Co., Ltd.

VIII. Terms for the three guarantees: Repair free of charge within two years;

IX. Liability and compensation:

(1) Party A shall use the products of Party B normally and reasonably according to the requirements of Party B and shall charge and maintain the batteries properly.

(2) Without permission, Party A shall not replace or modify or dismantle any product or accessory of Party B.

(3) Party A shall ensure that the products of Party B are in good condition. In case of loss or artificial damage, Party A shall be liable for compensation. The specific compensation prices are as follows (other parts not listed shall be settled by and between both parties through discussions):

Name of Product	Battery	Battery Charger	Battery Case
Amount of Compensation	RMB2,000	RMB200	RMB300

X. Safety clauses:

(1) Party B shall guarantee that the leased products are safe and reliable;

(2) Any loss arising from improper use of Party A shall be solved and borne by Party A, and Party A shall bear no safety responsibility in use;

(3) Party B shall fulfill its service commitments.

XI. Any other issue not covered shall be settled by and between both parties through negotiation.

XII. In case of any change to the operating territory, Party A shall promptly notify the representative of Party B to handle the subsequent issues, and the responsible persons of both parties shall coordinate and deal with the other issues.

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常州恒茂电源科技有限公司
Changzhou Hengmao Power Battery Technoogy Co., Ltd.

XIII. This agreement shall come into force after being signed and sealed by both parties. This agreement is made in two sets, and each party shall hold one set, which shall have the same legal effect.

Lessee: Zheng Xiao-ying

(Signature or Fingerprint of Party A)

Date: December 28, 2019

Lessor: Changzhou Hengmao Power Battery Technology Co., Ltd

Official Seal of Part B

Representative:

Date: December 28 2019

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